Exhibit 31.1
CERTIFICATION
I, Robert W. Musslewhite, certify that:
1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of The Advisory Board Company; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 27, 2009	/s/ Robert W. Musslewhite
Robert W. Musslewhite
Chief Executive Officer and Director